Exhibit 32.1

Certification of Chief Executive Officer and Controller Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Empowered Products, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott Fraser
Scott Fraser
President and Chief Executive Officer
(Principal Executive Officer)
November 14, 2012

/s/ Kurt Weber
Kurt Weber Chief Financial Officer
(Principal Financial and Accounting Officer)
November 14, 2012